Exhibit 99.1

FOR IMMEDIATE RELEASE

November 6, 2014

NTN Buzztime, Inc. Reports Third Quarter 2014 Results

CARLSBAD, Calif., November 6, 2014 — NTN Buzztime, Inc. (NYSE MKT: NTN) reported financial results for the third quarter ended September 30, 2014.

“Buzztime provides a unique entertainment and dining experience that enables venues to engage more deeply with patrons,” said Buzztime CEO Ram Krishnan. “We are designing new games to expand our audience and delivering this content through a transformed platform. As we grow our audience, we believe we will continue to unlock incremental revenue streams.

“During the third quarter of 2014, revenue grew 9% year-over-year, primarily due to customer transition from our classic to our BEOND platform. By September 30, 2014, BEOND installations increased to 859 locations, and conversions at Buffalo Wild Wings®, our largest customer, increased to 530 sites from 470 at the end of the second quarter. We continue to foster this strategic partnership to generate organic growth as Buffalo Wild Wings expands locations.

“The casual dining and bar industry is large and ripe for change. Our advanced technology combined with our deep understanding of the customer experience positions us to grow with the market. In addition to the Buffalo Wild Wings rollout, we are deploying the BEOND platform in other existing and new venues. We continue to invest to expand our product portfolio with modern gameplay, premium services and new features. I am confident in our management team who will help spearhead these efforts to create long-term value for our customers as well as our shareholders.”

Results for the Third Quarter Ended September 30, 2014

Revenues for the third quarter of 2014 grew 9% year-over-year to $6.0 million, compared to $5.5 million for the same period in 2013, reflecting increased equipment revenue under sales-type lease agreements associated with the BEOND platform conversion. Direct costs were $2.3 million for the third quarter of 2014, compared to $1.5 million for the same period in 2013, up primarily due to equipment costs related to the BEOND platform deployment. Selling, general and administrative expenses were $4.9 million for the third quarter of 2014, compared to $4.0 million for the same period in 2013. The SG&A increase reflects the Company’s investment in key personnel as well as non-recurring items – a non-cash stock-based compensation in lieu of cash payment for consulting services and a severance payment – totaling $281,000. Net loss including this amount was $1.3 million or $0.01 per share for the third quarter of 2014, compared to net loss of $0.2 million or $0.00 per share in the same period a year ago.

As of September 30, 2014, the Company had $9.8 million in cash and cash equivalents compared to $5.5 million as of December 31, 2013.

The Company ended the third quarter of 2014 with 3,006 subscribing venues, compared to 3,220 as of September 30, 2013.

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Conference Call

Management will review the third quarter financial results in a conference call today, November 6, 2014, at 4:30 p.m. ET.

To access the conference call, please dial (877) 307-1373, if calling from the United States or Canada, or (678) 224-7873, if calling internationally, and use passcode 28345665. A replay of the call will be available until November 13, 2014, which can be accessed by dialing (855) 859-2056, if calling from the United States or Canada, or (404) 537-3406, if calling internationally. Please use passcode 28345665 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at the Company's Web site at http://www.buzztime.com.

Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our growth plans, product and platform development, new revenue, customer development, improved customer and consumer satisfaction and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, and the regulatory environment, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 6 million player registrations on the Buzztime platform and over 60 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime locations to enjoy evenings of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give patrons a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit http://www.buzztime.com or follow us on Facebook or Twitter @buzztime.

IR AGENCY CONTACT:

Monica Chang/Kirsten Chapman, LHA

mchang@lhai.com/kchapman@lhai.com

415-433-3777

(financial tables follow)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$9,840	$5,455
Accounts receivable, net	840	641
Prepaid expenses and other current assets	4,651	1,822

Total current assets	15,331	7,918
Broadcast equipment and fixed assets, net	3,334	3,237
Software development costs, net	1,546	2,317
Deferred costs	984	562
Goodwill	1,130	1,179
Intangible assets, net	154	160
Other assets	86	84

Total assets	$22,565	$15,457

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$572	$553
Accrued compensation	966	647
Accrued expenses	731	660
Sales taxes payable	151	181
Income taxes payable	76	81
Notes payable—current portion	1,819	631
Obligations under capital leases—current portion	27	25
Deferred revenue	1,621	593
Other current liabilities	120	237

Total current liabilities	6,083	3,608
Notes payable, excluding current portion	2,644	962
Obligations under capital leases, excluding current portion	37	58
Deferred revenue, excluding current portion	463	798
Deferred rent	729	829

Total liabilities	9,956	6,255
Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at September 30, 2014 and December 31, 2013	1	1

Common stock, $.005 par value, 168,000 shares authorized at September 30, 2014 and December 31, 2013; 92,294 and 78,649 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	461	393
Treasury stock, at cost, 503 shares at September 30, 2014 and December 31, 2013	(456)	(456)
Additional paid-in capital	128,169	121,432
Accumulated deficit	(116,119)	(112,799)
Accumulated other comprehensive income	553	631

Total shareholders’ equity	12,609	9,202

Total liabilities and shareholders’ equity	$22,565	$15,457

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$6,005	$5,526	$19,296	$17,174

Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,256	1,532	7,592	5,017
Selling, general and administrative	4,863	4,030	13,808	12,203
Impairment of capitalized software	–	23	661	115
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	161	177	464	556

Total operating expenses	7,280	5,762	22,525	17,891

Operating loss	(1,275)	(236)	(3,229)	(717)
Other (expense) income, net	(19)	5	(55)	31

Loss before income taxes	(1,294)	(231)	(3,284)	(686)
Provision for income taxes	(21)	(3)	(28)	(16)

Net loss	$(1,315)	$(234)	$(3,312)	$(702)

Net loss per common share – basic and diluted	$(0.01)	$(0.00)	$(0.04)	$(0.01)

Weighted average shares outstanding – basic and diluted	91,316	71,202	86,157	71,043

Comprehensive loss
Net loss	$(1,315)	$(234)	(3,312)	(702)
Foreign currency translation adjustment	(82)	40	(78)	(67)

Total comprehensive loss	$(1,397)	$(194)	$(3,390)	$(769)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2014	2013
Cash flows (used in) provided by operating activities:
Net loss	$(3,312)	$(702)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,080	2,155
Provision for doubtful accounts	74	3
Stock-based compensation	180	87
Issuance of common stock to consultant in lieu of cash payment	238	39
Impairment of capitalized software	661	115
Loss from disposition of equipment	1	–
Changes in assets and liabilities:
Accounts receivable	(273)	73
Prepaid expenses and other assets	(3,515)	(481)
Accounts payable and accrued liabilities	264	(83)
Income taxes payable	(2)	(6)
Deferred costs	(424)	204
Deferred revenue	692	(344)
Deferred rent	(100)	(88)

Net cash (used in) provided by operating activities	$(3,436)	972
Cash flows used in investing activities:
Capital expenditures	(619)	(424)
Software development expenditures	(607)	(1,222)
Acquisition of software	(150)	–

Net cash used in investing activities	(1,376)	(1,646)
Cash flows provided by (used in) financing activities:
Proceeds from public offering of common stock, net	6,369	–
Proceeds from notes payable	4,321	290
Payments on notes payable	(1,451)	(41)
Principal payments on capital leases	(19)	(94)
Proceeds from exercise of stock options	44	–
Tax withholding related to net-share settlements of restricted stock units	(33)	(10)

Net cash provided by financing activities	9,231	145

Net increase (decrease) in cash and cash equivalents	4,419	(529)

Effect of exchange rate on cash	(34)	(24)

Cash and cash equivalents at beginning of period	5,455	2,721

Cash and cash equivalents at end of period	$9,840	$2,168

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EBITDA

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands) to EBITDA:

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Net loss per GAAP	$(1,315)	$(234)	$(3,312)	$(702)
Interest expense, net	61	4	125	16
Income tax provision	21	3	28	16
Depreciation and amortization	705	672	2,080	2,155
EBITDA	$(528)	$445	$(1,079)	$1,485

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